CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              513-870-2000

Investor Contact: Heather J. Wietzel

513-870-2768

Media Contact: Joan O. Shevchik

513-603-5323

Cincinnati Financial First-quarter 2007 Net Income at $1.11 per Share and

Operating Income* at 88 Cents

Cincinnati, May 2, 2007 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•

Net income of $1.11 per share, below year-ago level that included high realized gains on investments.

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Operating income up 18.9 percent to 88 cents per share on healthy insurance results and higher investment income.

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Property casualty underwriting profits of $81 million reflect strong commercial lines insurance performance including lower catastrophe losses.

Financial Highlights

(Dollars in millions except share data)	Three months ended March 31,
	2007	2006	Change %
Revenue Highlights
Earned premiums	$815	$804	1.3
Investment income	148	139	7.1
Total revenues	1,031	1,607	(35.9)
Income Statement Data
Net income	$194	$552	(64.8)
Net realized investment gains and losses	41	421	(90.2)
Operating income*	$153	$131	16.4
Per Share Data (diluted)
Net income	$1.11	$3.13	(64.5)
Net realized investment gains and losses	0.23	2.39	(90.4)
Operating income*	$0.88	$0.74	18.9

Book value	$39.08	$35.85	9.0
Cash dividend declared	$0.355	$0.335	6.0
Weighted average shares outstanding	174,274,157	176,127,404	(1.1)

Insurance Operations Highlights

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2.1 percent increase in first-quarter property casualty net written premiums.

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Strong commercial lines growth with first-quarter 2007 net written premiums up 3.8 percent and new business written by our agencies up 2.8 percent to $72 million.

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Decline in personal lines net written premiums slowed to 5.1 percent for first-quarter 2007. New business was up 25.4 percent to $8 million and retention rates remained above 90 percent as pricing changes made July 1, 2006, continue to improve agents’ ability to market personal lines.

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89.6 percent first-quarter 2007 property casualty combined ratio, reflecting low catastrophe losses from first-quarter storms and reduced loss estimates for prior-year storms.

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7 cents per share contribution from the life insurance operations to first-quarter operating income, up from 4 cents.

Investment and Balance Sheet Highlights

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7.1 percent growth in first-quarter pretax investment income.

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Book value of $39.08 per share compared with $39.38 at year-end 2006.

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1.9 million reduction in average shares outstanding. First-quarter repurchases of the company's common stock totaled 1.49 million shares at a cost of $64 million.

Full-year 2007 Outlook**

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Property casualty net written premiums expected to grow at low-single-digit rate in 2007. New agency appointments and new states to help drive long-term growth.

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Combined ratio now expected to be at or below 97 percent in 2007, assuming catastrophe losses contribute approximately 5.0 percentage points.

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Investment income growth target at 6.5 percent to 7.0 percent range for 2007.

*

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles or Statutory Accounting Principles.

**

Outlook and related assumptions are subject to the risks outlined in the company’s forward-looking information safe-harbor statement (see Page 8).

New States and New Agency Appointments to Support Continued Growth

“The value that local independent insurance agents bring to The Cincinnati Insurance Companies again proved itself in this year’s first quarter,” said John J. Schiff, Jr., CPCU, chairman and chief executive officer. “Their quality business submissions are helping us achieve profitable commercial lines premium growth. They are again selling the value of our homeowner and personal auto policies, as seen in our improved personal lines new business growth and policy retention.

“With special efforts and teamwork, our agents, field representatives and headquarters associates have maintained positive underwriting momentum in the face of commercial lines competition that is softening pricing and pressuring margins across the industry. For our commercial and personal lines of insurance, loss severity continues to be higher than one year ago, although our severity measures held steady at the same level we saw in the second half of 2006,” Schiff noted. “We have faced similarly challenging market conditions in the past, benefiting from agent and policyholder loyalty that grows out of our commitment to offer outstanding service and market stability through all stages of the pricing cycle.”

James E. Benoski, vice chairman, chief insurance officer and president, said, “We continue to invest in tools to meet our agents’ long-term needs. We plan to increase their ease of doing business with us in 2007, further rolling out our Web-based policy processing systems and other tools. Cincinnati has earned a generous share of each agency’s business over the years by offering the products and services they need to protect their local businesses and families. Our agents have indicated their desire to have Cincinnati available as a market for commercial accounts that require the flexibility of excess and surplus lines coverage. We now are taking steps to establish a new subsidiary to tap that opportunity for our agencies and our company. In 2008, we expect to begin seeing some premiums from excess and surplus lines.”

Benoski added, “In addition to growing with our current agencies, we also continue to build relationships with selected new agencies, whether by making agency appointments in our active states or by entering new geographic areas. We completed 12 agency appointments in the first three months, a good start toward achieving our target of approximately 55 to 60 for the year. These new appointments and other changes in agency structures brought total reporting agency locations to 1,291, compared with 1,289 at year-end 2006.

“Our preparations to begin actively marketing in New Mexico and eastern Washington are on schedule for the second half of 2007, with agencies in those areas showing great interest in securing Cincinnati appointments.”

2007 Property Casualty Outlook Update

Kenneth W. Stecher, chief financial officer and executive vice president commented, “While we expect competition to continue accelerating in most property casualty business lines, we believe that our strong agency relationships will lead to full-year 2007 net written premium growth in the low single-digits. That estimate takes into account an anticipated $22 million increase in the premiums we pay for reinsurance.”

Stecher added, “Overall profitability was solid in the first quarter due to strong results from commercial lines, reflecting the benefits of low catastrophe losses and savings from favorable development on prior period reserves. With those benefits as well as a favorable expense comparison, first-quarter personal lines profitability also was acceptable. We remain concerned, however, about personal lines pricing and loss activity.

“In light of our solid first-quarter performance, in mid-April we announced that we believe that the full-year combined ratio could be at or below 97 percent on either a GAAP or statutory basis. We make several assumptions to arrive at this estimate. First, we assume that catastrophe losses will contribute approximately 5.0 percentage points to the full-year ratio, down from 5.5 percentage points in 2006.

“Second, we assume that the loss and loss expense ratio will rise on competitive pricing and higher loss costs. Third, we will benefit from full-year favorable reserve development in line with the 2 percentage points in savings from favorable development on prior period reserves that we averaged between 2000 and 2003.

“Finally, we are assuming a full-year underwriting expense ratio of approximately 31.5 percent, reflecting continued investment in people and technology during a period of slowing premium growth,” Stecher said.

Investment Strategy Key to Long-term Growth and Stability

Schiff continued, “After paying from cash flow all current liabilities such as claims, expenses, taxes and interest, we invest the remainder to generate income while increasing policyholder surplus and shareholders’ equity. In the first quarter of 2007, we continued to buy fixed income securities to support our insurance liabilities.

“In seeking long-term growth and stability, we also buy and hold common stocks of companies that regularly pay and increase their dividends,” Schiff noted. “We are looking for pretax investment income growth in the range of 6.5 percent to 7.0 percent in 2007, and we continue to select and hold securities in our portfolio that give us an opportunity to further build book value, an important measure of our long-term success.”

Property Casualty Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2007	2006	Change %
Written premiums	$846	$829	2.1

Earned premiums	$785	$778	0.8

Loss and loss expenses excluding catastrophes	455	432	5.1
Catastrophe loss and loss expenses	3	39	(91.8)
Commission expenses	161	157	2.5
Underwriting expenses	82	84	(2.8)
Policyholder dividends	3	4	(2.1)
Underwriting profit	$81	$62	30.9

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	57.9%	55.6%
Catastrophe loss and loss expenses	0.4	5.0
Loss and loss expenses	58.3	60.6
Commission expenses	20.5	20.2
Underwriting expenses	10.4	10.8
Policyholder dividends	0.4	0.4
Combined ratio	89.6%	92.0%

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2.1 percent rise in first-quarter property casualty net written premiums.

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$80 million in first-quarter new business written directly by agencies, up 4.8 percent.

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1,065 agency relationships with 1,291 reporting locations marketing our insurance products at March 31, 2007, compared with 1,066 agency relationships with 1,289 locations at year-end 2006.

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89.6 percent first-quarter 2007 property casualty combined ratio. The ratio improved by 2.4 percentage points largely due to lower catastrophe losses and savings from favorable development of prior period reserves.

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$3 million in net first-quarter 2007 catastrophe losses, reflecting $16 million from four weather events during the quarter, mitigated by $13 million in reduced estimates of losses from catastrophes in earlier years, in particular an October 2006 hail storm.

Catastrophe Loss and Loss Expenses Incurred

(In millions, net of reinsurance)			Three months ended March 31,
			Commercial	Personal
Dates	Cause of loss	Region	lines	lines	Total
2007
Jan. 12-15	Wind, hail, ice, snow	Midwest	$2	$1	$3
Feb. 14-15	Wind, hail, ice, snow	Mid-Atlantic	1	1	2
Feb. 23-25	Wind, hail, ice, snow	Midwest	3	0	3
Mar. 1-2	Wind, hail, flood	South	6	2	8
Development on 2006 and prior catastrophes			(2)	(11)	(13)
Calendar year incurred total			$10	$(7)	$3
2006
Mar. 11-13	Wind, hail	Midwest, Mid-Atlantic	$28	$10	$38
Development on 2005 and prior catastrophes			1	0	1
Calendar year incurred total			$29	$10	$39

•

First-quarter 2007 net savings from favorable development on prior period reserves improved the combined ratio by 4.0 percentage points. Excluding reduced estimates for prior year catastrophe losses, net savings from favorable development improved the combined ratio by 2.3 percentage points. In last year’s first quarter, reserve strengthening increased the combined ratio by 2.5 percentage points.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2007	2006	Change %
Written premiums	$693	$668	3.8

Earned premiums	$604	$582	3.7

Loss and loss expenses excluding catastrophes	344	324	5.8
Catastrophe loss and loss expenses	10	29	(63.9)
Commission expenses	123	117	5.6
Underwriting expenses	57	53	5.9
Policyholder dividends	3	4	(2.1)
Underwriting profit	$67	$55	21.3

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	56.9%	55.7%
Catastrophe loss and loss expenses	1.8	5.1
Loss and loss expenses	58.7	60.8
Commission expenses	20.4	20.0
Underwriting expenses	9.3	9.1
Policyholder dividends	0.5	0.6
Combined ratio	88.9%	90.5%

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3.8 percent growth in first-quarter commercial lines net written premiums.

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$72 million in new commercial lines business written directly by agencies in first-quarter 2007, up 2.8 percent.

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88.9 percent first-quarter 2007 commercial lines combined ratio. The ratio improved 1.6 percentage points largely because lower catastrophe losses and savings from favorable development of prior period reserves offset softer pricing and higher loss severity.

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56.9 percent commercial lines loss and loss expense ratio excluding catastrophe losses. The ratio rose 1.2 percentage points because of softer pricing and higher loss severity mitigated by reserve development. New large losses in the commercial auto and workers’ compensation business lines were in line with the third and fourth quarters of 2006.

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First-quarter 2007 commercial lines net savings from favorable development on prior period reserves improved the combined ratio by 2.5 percentage points. Excluding reduced estimates for prior year catastrophe losses, net savings from favorable reserve development improved the ratio by 2.1 percentage points. In last year’s first quarter, reserve strengthening raised the combined ratio by 2.7 percentage points.

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0.4 percentage-point increase in first-quarter 2007 commercial lines commission expense ratio and 0.2 percentage point increase in underwriting expense ratio.

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Commercial casualty, commercial property and workers’ compensation – three of the company’s four largest commercial business lines – reported net written premium growth in the first quarter of 2007. New business and policy retention continued to offset pricing pressures due to competitive market conditions. In line with recent quarters, the fourth of the largest business lines – commercial auto – saw net written premiums decline slightly due to softer pricing.

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First-quarter rollout of CinciBridge™ integrates agency management systems used by all agencies with WinCPP®, the company’s online, real-time commercial lines rate quoting system.

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Upcoming rollout of CinciBridge will integrate agency management systems with e-CLAS®, the company’s processing system for Businessowner (BOP) and Dentist’s Package (DBOP) Policies. e-CLAS currently is available in 10 states representing 56 percent of BOP and DBOP premiums. 2007 plans for e-CLAS rollout include 10 additional states.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2007	2006	Change %
Written premiums	$153	$161	(5.1)

Earned premiums	$181	$196	(7.6)

Loss and loss expenses excluding catastrophes	111	108	2.8
Catastrophe loss and loss expenses	(7)	10	(176.3)
Commission expenses	38	40	(6.6)
Underwriting expenses	25	31	(18.0)
Underwriting profit	$14	$7	107.1

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	61.4%	55.1%
Catastrophe loss and loss expenses	(4.1)	5.0
Loss and loss expenses	57.3	60.1
Commission expenses	20.9	20.7
Underwriting expenses	13.8	15.6
Combined ratio	92.0%	96.4%

•

5.1 percent decrease in first-quarter personal lines net written premiums because of higher reinsurance premiums and pricing changes made in mid-2006 that lowered rates while improving policyholder retention and new business.

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First-quarter 2007 personal lines new business rose 25.4 percent to $8 million. Third consecutive quarter of improvement in the new business growth rate following July 2006 introduction of a limited program of policy credits for homeowner and personal auto pricing in most of the states in which the company’s personal lines policy processing system is in use. These changes also lowered premiums for some current policyholders.

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92.0 percent first-quarter 2007 personal lines combined ratio. The 4.4 percentage-point improvement primarily was due to $7 million in net savings from catastrophe losses compared with $10 million in catastrophe losses in the first quarter of 2006, and a favorable 2007 expense comparison.

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61.4 percent personal lines loss and loss expense ratio excluding catastrophe losses. The ratio rose 6.3 percentage points because of the lower pricing, normal loss cost trends and higher loss severity mitigated by reserve development.

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First-quarter 2007 personal lines net savings from favorable development on prior period reserves improved the combined ratio by 9.1 percentage points. Excluding reduced estimates for prior year catastrophe losses, net savings from favorable development was 3.0 percentage points. In last year’s first quarter, reserve strengthening raised the combined ratio by 2.0 percentage points.

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0.2 percentage-point increase in first-quarter personal lines commission expense ratio, primarily due to changes in the mix of personal business compared with the year-ago period.

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1.8 percentage point improvement in personal lines underwriting expense ratio. In the first three months of 2006, underwriting expenses were high due to normal fluctuations in operating expenses and the timing of expense items.

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Agencies writing personal lines policies in 15 states now use Diamond, the company’s personal lines policy processing system, with rollout to two other states planned for later in 2007. Approximately 95 percent of total 2006 personal lines earned premium volume was written in active Diamond states.

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New product offerings for 2007 and 2008 include the rollout of a new coverage endorsement – Replacement Cost Auto. This optional coverage provides for replacement of a totaled auto with a new auto, if the accident occurs in the first three years after the policyholder purchases a new car. An optional endorsement for personal auto policies that includes eight additional coverages will be rolled out in the third quarter of 2007. These coverages will increase towing and rental limits, pay for lock replacement if the policyholder’s keys are lost or stolen and pay for accidental deployment of an airbag, among others.

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Personal lines have been added recently in 24 of our commercial lines agencies and with a target of an additional 25 commercial lines agencies during the remainder of the year. Expanding into these agencies would provide additional sources of premiums and help diversify the personal lines portfolio.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Life Insurance Operations

(In millions)	Three months ended March 31,
	2007	2006	Change %
Written premiums	$42	$40	5.5

Earned premiums	$30	$26	15.7
Investment income, net of expenses	28	26	7.8
Other income	1	1	83.1
Total revenues, excluding realized investment gains and losses	59	53	12.7
Policyholder benefits	27	30	(9.8)
Expenses	13	10	28.7
Total benefits and expenses	40	40	0.1
Net income before income tax and realized investment gains and losses	19	13	53.3
Income tax	6	5	31.9
Net income before realized investment gains and losses	$13	$8	67.8

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$42 million in total first-quarter 2007 life insurance segment net written premiums. Written premiums include life insurance, annuity and accident and health premiums.

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13.0 percent increase to $33 million in statutory written premiums for term and other life insurance products. Since late 2005, the company has de-emphasized annuities because of an unfavorable interest rate environment. Statutory written annuity premiums decreased to $8 million in first-quarter 2007 from $9 million in first-quarter 2006.

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30.1 percent rise in first-quarter term life insurance written premiums reflecting marketing advantages of competitive, up-to-date products, providing close personal attention and exhibiting financial strength and stability.

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2.6 percent rise in face amount of life policies in force to $58.450 billion at March 31, 2007, from $56.871 billion at year-end 2006.

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$5 million increase in first-quarter 2007 operating profit due to favorable mortality experience and persistency as well as healthy earned premium growth.

•

2007 plans include continued enhancement of term and other life insurance products, including an expanded worksite product portfolio and introduction of two new universal and whole life products. The priority continues to be expansion within the insurance agencies currently marketing our property casualty insurance products.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Investment Operations

(In millions)	Three months ended March 31,
	2007	2006	Change %
Investment income:
Interest	$76	$74	2.2
Dividends	72	62	16.7
Other	3	4	(18.0)
Investment expenses	(3)	(1)	(102.0)
Total net investment income	148	139	7.1
Investment interest credited to contract holders	(14)	(14)	2.8
Net realized investment gains and losses:
Realized investment gains and losses	61	659	(90.7)
Change in valuation of derivatives	1	2	(56.2)
Other-than-temporary impairment charges	0	(1)	100.0
Net realized investment gains	62	660	(90.6)
Investment operations income	$196	$785	(75.0)

•

7.1 percent increase in first-quarter pretax net investment income. Fifth Third Bancorp, the company’s largest equity holding, contributed 42.3 percent of first-quarter 2007 dividend income.

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Growth in investment income reflected new investments, higher interest income from the growing fixed-maturity portfolio and increased dividend income from the common stock portfolio.

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$21 million annually in additional investment income expected during 2007 from dividend increases announced during the past 12 months by Fifth Third and another 42 of our 47 publicly traded common stock holdings.

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$62 million in net realized investment gains during the first quarter of 2007 compared with $660 million in the first quarter of 2006, which included $647 million from the sale of the company’s holdings of Alltel common stock.

Balance Sheet

(Dollars in millions except share data)	At March 31,	At December 31,
	2007	2006
Balance sheet data
Invested assets	$13,641	$13,759
Total assets	18,221	17,222
Short-term debt	49	49
Long-term debt	791	791
Shareholders' equity	6,708	6,808
Book value per share	39.08	39.38
Debt-to-capital ratio	11.1%	11.0%

	Three months ended March 31,
	2007	2006
Performance measures
Comprehensive income	$13	$240
Return on equity	11.5%	35.9%
Return on equity based on comprehensive income	0.8	15.7

•

Book value of $39.08 at March 31, 2007, compared with $39.38 at year-end 2006, due to a decline in the market value of our equity portfolio.

•

$4.741 billion in statutory surplus for the property casualty insurance group at March 31, 2007, compared with $4.723 billion at year-end 2006. The ratio of common stock to statutory surplus for the property casualty insurance group portfolio was 96.0 percent at March 31, 2007, compared with 97.3 percent at year-end 2006.

•

30.9 percent ratio of investment securities held at the holding-company level to total holding-company-only assets at March 31, 2007, comfortably within management’s below-40 percent target.

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1,491,000 shares repurchased in first quarter at a total cost of $64 million.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Increased frequency and/or severity of claims

•

Inaccurate estimates or assumptions used for critical accounting estimates

•

Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

○

Downgrade of the company’s financial strength ratings,

○

Concerns that doing business with the company is too difficult

○

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace or

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

○

Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

○

Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

○

Increase our expenses

○

Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

○

Limit our ability to set fair, adequate and reasonable rates

○

Place us at a disadvantage in the marketplace or

○

Restrict our ability to execute our business model, including the way we compensate agents

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third Bancorp (NASDAQ:FITB) shares, a significant equity holding

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events that lead to a significant decline in the value of a particular security and impairment of the asset

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

•

Adverse outcomes from litigation or administrative proceedings

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

•

Events, such as an epidemic, natural catastrophe or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Cincinnati Financial Corporation

Consolidated Balance Sheets

(Dollars in millions except per share data)	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2007—$5,785; 2006—$5,739)	$5,864	$5,805
Equity securities, at fair value (cost: 2007—$2,802; 2006—$2,621)	7,687	7,799
Short-term investments, at fair value (amortized cost: 2007—$19; 2006—$95)	19	95
Other invested assets	71	60
Total investments	13,641	13,759

Cash and cash equivalents	197	202
Securities lending collateral	984	0
Investment income receivable	117	121
Finance receivable	103	108
Premiums receivable	1,173	1,128
Reinsurance receivable	727	683
Prepaid reinsurance premiums	12	13
Deferred policy acquisition costs	467	453
Land, building and equipment, net, for company use (accumulated depreciation: 2007—$268; 2006—$261)	204	193
Other assets	85	58
Separate accounts	511	504
Total assets	$18,221	$17,222

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$3,928	$3,896
Life policy reserves	1,427	1,409
Unearned premiums	1,640	1,579
Securities lending payable	984	0
Other liabilities	652	533
Deferred income tax	1,531	1,653
Note payable	49	49
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	392	392
Separate accounts	511	504
Total liabilities	11,513	10,414

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2007—500 million shares, 2006—500 million shares; issued: 2007—196 million shares, 2006—196 million shares)	392	391
Paid-in capital	1,027	1,015
Retained earnings	2,923	2,786
Accumulated other comprehensive income	3,193	3,379
Treasury stock at cost (2007—24 million shares, 2006—23 million shares)	(827)	(763)
Total shareholders' equity	6,708	6,808
Total liabilities and shareholders' equity	$18,221	$17,222

Cincinnati Financial Corporation

Consolidated Statements of Income

(In millions except per share data)	Three months ended March 31,
	2007	2006
	(unaudited)
REVENUES
Earned premiums
Property casualty	$785	$778
Life	30	26
Investment income, net of expenses	148	139
Realized investment gains and losses	62	660
Other income	6	4
Total revenues	1,031	1,607

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	484	501
Commissions	170	166
Other operating expenses	88	83
Taxes, licenses and fees	20	24
Increase in deferred policy acquisition costs	(15)	(14)
Interest expense	13	13
Total benefits and expenses	760	773

INCOME BEFORE INCOME TAXES	271	834

PROVISION (BENEFIT) FOR INCOME TAXES
Current	77	292
Deferred	0	(10)
Total provision for income taxes	77	282

NET INCOME	$194	$552

PER COMMON SHARE
Net income—basic	$1.12	$3.17
Net income—diluted	$1.11	$3.13

***

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2007 and 2006 data; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments – when analyzing both GAAP and certain non-GAAP measures may improve understanding of trends in the underlying business, helping avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

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Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities and embedded derivatives without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

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Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

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Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

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Written premium adjustment – statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

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Codification: Adoption of Codification of Statutory Accounting Principles was required for Ohio-based insurance companies effective January 1, 2001. The adoption of Codification changed the manner in which the company recognized statutory property casualty written premiums. As a result, 2001 statutory written premiums included $402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when analyzing written premiums and statutory ratios that make use of written premiums.

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Life insurance gross written premiums: In analyzing the life insurance company’s gross written premiums, management excludes five larger, single-pay life insurance policies (bank-owned life insurance or BOLIs) written in 2004, 2002, 2000 and 1999 to focus on the trend in premiums written through the independent agency distribution channel.

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One-time charges or adjustments: Management analyzes earnings and profitability excluding the impact of one-time items.

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In 2003, as the result of a settlement negotiated with a vendor, pretax results included the recovery of $23 million of the $39 million one-time, pretax charge incurred in 2000.

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In 2000, the company recorded a one-time charge of $39 million, pre-tax, to write down previously capitalized costs related to the development of software to process property casualty policies.

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In 2000, the company earned $5 million in interest in the first quarter from a $303 million single-premium BOLI policy that was booked at the end of 1999 and segregated as a separate account effective April 1, 2000. Investment income and realized investment gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company’s consolidated financials.

Cincinnati Financial Corporation
Quarterly Net Income Reconciliation

(In millions except per share data)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06

Net income				$194	$130	$115	$132	$552		$684		$800		$930
Net realized investment gains and losses				41	8	-	6	421		426		427		434
Operating income				153	122	115	126	131		258		373		496
Less catastrophe losses				(2)	(29)	(18)	(41)	(26)		(67)		(85)		(113)
Operating income before catastrophe losses				$155	$151	$133	$167	$157		$325		$458		$609

Diluted per share data
Net income				$1.11	$0.75	$0.66	$0.76	$3.13		$3.90		$4.56		$5.30
Net realized investment gains and losses				0.23	0.05	-	0.04	2.39		2.43		2.43		2.48
Operating income				0.88	0.70	0.66	0.72	0.74		1.47		2.13		2.82
Less catastrophe losses				(0.01)	(0.16)	(0.10)	(0.24)	(0.14)		(0.38)		(0.48)		(0.65)
Operating income before catastrophe losses				$0.89	$0.86	$0.76	$0.96	$0.88		$1.85	$	$2.61		$3.47

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.  Ratios are calculated based on whole dollar amounts.  The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Consolidated

(Dollars in millions)	Three months ended							Six months ended		Nine months ended		Twelve months ended
12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$811	$785	$787	$804	$796		$1,600		$2,387		$3,172
Written premium adjustment – statutory only			35	(30)	(7)	10	33		43		36		6
Reported written premiums (statutory)*			$846	$755	$780	$814	$829		$1,643		$2,423		$3,178
Unearned premiums change			(61)	47	11	(21)	(51)		(72)		(60)		(14)
Earned premiums			$785	$802	$791	$793	$778		$1,571		$2,363		$3,164

Statutory combined ratio
Statutory combined ratio			87.7%	95.9%	96.4%	93.7%	89.6%		91.7%		93.2%		93.9%
Less catastrophe losses			0.4	5.5	3.5	8.0	5.0		6.5		5.5		4.1
Statutory combined ratio excluding catastrophe losses			87.3%	90.4%	92.9%	85.7%	84.6%		85.2%		87.7%		89.8%

Commission expense ratio			18.0%	19.9%	19.3%	17.6%	18.2%		17.9%		18.3%		18.7%
Other expense ratio			11.4%	13.4%	11.9%	10.8%	10.8%		10.8%		11.2%		11.7%
Statutory expense ratio			29.4%	33.3%	31.2%	28.4%	29.0%		28.7%		29.5%		30.4%

GAAP combined ratio
GAAP combined ratio			89.6%	94.5%	96.1%	94.5%	92.0%		93.3%		94.2%		94.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
*nm – Not meaningful
*Statutory data prepared in accordance with statutory accounting rules ad defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Commercial Lines

(Dollars in millions)						Three months ended		Six months ended		Nine months ended		Twelve months ended
12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$658	$618	$589	$593	$635		$1,228		$1,817		$2,435
Written premium adjustment -- statutory only			35	(29)	(7)	10	33		43		36		7
Reported written premiums (statutory)*			$693	$589	$582	$603	$668		$1,271		$1,853		$2,442
Unearned premiums change			(89)	30	20	(4)	(86)		(90)		(69)		(40)
Earned premiums			$604	$619	$602	$599	$582		$1,181		$1,784		$2,402

Statutory combined ratio
Statutory combined ratio			86.5%	92.4%	94.1%	89.6%	87.5%		88.6%		90.3%		90.8%
Less catastrophe losses			1.8	1.9	2.3	5.6	5.1		5.3		4.3		3.7
Statutory combined ratio excluding catastrophe losses			84.7%	90.5%	91.8%	84.0%	82.4%		83.3%		86.0%		87.1%

GAAP combined ratio
GAAP combined ratio			88.9%	91.1%	93.4%	90.3%	90.5%		90.4%		91.4%		91.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
*nm – Not meaningful
*Statutory data prepared in accordance with statutory accounting rules ad defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Personal Lines

(Dollars in millions)	Three months ended							Six months ended		Nine months ended		Twelve months ended
12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$153	$167	$198	$211	$161		$372		$570		$737
Written premium adjustment -- statutory only			-	(1)	-	-	-		-		-		(1)
Reported written premiums (statutory)*			$153	$166	$198	$211	$161		$372		$570		$736
Unearned premiums change			28	17	(9)	(17)	35		18		9		26
Earned premiums			$181	$183	$189	$194	$196		$390		$579		$762

Statutory combined ratio
Statutory combined ratio			93.5%	107.7%	104.0%	106.4%	98.1%		101.6%		102.3%		103.6%
Less catastrophe losses			(4.1)	17.9	7.1	15.6	5.0		10.3		9.2		11.3
Statutory combined ratio excluding catastrophe losses			97.6%	89.8%	96.9%	90.8%	93.1%		91.3%		93.1%		92.3%

GAAP combined ratio
GAAP combined ratio			92.0%	106.0%	104.4%	107.6%	96.4%		102.0%		102.8%		103.6%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
*nm – Not meaningful
*Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.